As filed with the Securities and Exchange Commission on December 16, 2009	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Hudson City Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-3640393

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

West 80 Century Road Paramus, New Jersey	07652

(Address of principal executive offices)	(Zip Code)
(201) 967-1900

(Registrant’s telephone number, including area code)

Ronald E. Hermance, Jr.	Copy to:
Chairman of the Board, President and
Chief Executive Officer
Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
(201) 967-1900
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Robert C. Azarow, Esq. Sonnenschein Nath & Rosenthal LLP Two World Financial Center New York, NY 10281 (212) 768-5371
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of Registration
Registered	Registered*	Per Unit*	Price*	Fee*
Common Stock				$0
Preferred Stock				$0
Debt Securities				$0
Capital Securities**				$0
Guarantees				$0
Warrants				$0
Rights				$0
Units				$0

*	An unspecified aggregate amount of securities of each identified class of securities is being registered, and, in accordance with
Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant will pay the registration fee on a pay-as-you-go basis.

**	This registration statement is registering one or more series of capital securities representing beneficial interests in one or more statutory trusts that may be established from time to time by the Registrant, the assets of which will consist of fixed or variable rate junior subordinated debt securities deposited by the Registrant.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Capital Securities
Guarantees
Warrants
Rights
Units
     We may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. We may offer these securities in amounts, at prices and on terms determined at the time of each offering. In addition, we may establish statutory trusts from time to time for the purpose of issuing capital securities. Each statutory trust may issue capital securities in one or more offerings in one or more series. We will own all of the common securities of each statutory trust established by us and issue to each established statutory trust fixed or variable rate junior subordinated debt securities, which will constitute 100% of the assets of each such statutory trust. Capital securities of each statutory trust will be issued in amounts, at prices and on terms determined at the time of each offering.
     Each time we offer securities, we will provide a supplement to this prospectus or other offering materials describing the terms of the specific issue of securities, including the offering price of the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement and a pricing supplement, if any. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.
     We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.
     We, any of our to-be-formed statutory trusts or any selling shareholder, as the case may be, may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of the securities will also be set forth in the applicable prospectus supplement.
     Hudson City Bancorp, Inc.’s common stock is currently traded on the NASDAQ Global Select Market under the trading symbol “HCBK.” Any common stock that we may sell pursuant to any supplement to this prospectus will be listed for quotation on the NASDAQ Global Select Market upon official notice of issuance.
     These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. These securities involve investment risks, including possible loss of principal.
     The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 16, 2009.

(i)

ABOUT THIS PROSPECTUS
     This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the rules and regulations of the SEC relating to automatic shelf registration statements, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer, and is not meant to be a complete description of each security. Each time that we make an offer for sale of the securities described in this prospectus we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any applicable prospectus supplement together with the documents incorporated and deemed incorporated by reference and any additional information you may need to make your investment decision.
     You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has not been a change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
     As used in this prospectus, “Hudson City,” “the Company,” “we,” “us,” and “our” refer to Hudson City Bancorp, Inc. Such references do not refer to any subsidiary of or statutory trust established by Hudson City Bancorp, Inc. unless the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). You may read and copy these materials at prescribed rates at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information regarding the operation of the SEC’s Public Reference Room. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.
     Our Internet address is www.hcsbonline.com. We make available on our website, free of charge, access to our periodic and current reports, proxy statements and other information we file with the SEC and amendments thereto as soon as reasonably practicable after we file such material with, or furnish such material to, the SEC, as applicable. Unless specifically incorporated by reference, the information on our website is not part of this prospectus.
     In addition, our common stock is currently traded on the NASDAQ Global Select Market under the trading symbol “HCBK” and you may inspect information about Hudson City by visiting the Nasdaq Stock Market website at http://www.nasdaq.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information to you by referring to documents that we have filed, or will file, with the SEC. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus. We incorporate by reference the following documents filed with the SEC (other than information that pursuant to SEC rules is deemed not to be filed):
•	Our Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 000-26001);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 (File No. 000-26001);

•	Our Current Reports on Form 8-K filed on the following dates: February 4, 2009, September 4, 2009, November 5, 2009 (two reports filed), November 24, 2009 and November 30, 2009 (File No. 000-26001); and

•	The description of Hudson City Bancorp, Inc. common stock set forth in Amendment No. 2 to the registration statement on Form S-3 dated March 30, 2005 (File No. 333-122989).
     In addition, all future filings that we make with the SEC under Sections 13(c), 14 and 15(d) of the Exchange Act, after the filing of this prospectus and prior to the termination of the applicable offering, are incorporated by reference into this prospectus and any supplements to this prospectus (other than information that pursuant to SEC rules is deemed not to be filed). Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus.
     Upon request, we will provide, without charge, a copy of any or all of the documents that have been incorporated by reference in this prospectus or in any related prospectus supplement, but have not been delivered with the prospectus, except the exhibits to such documents, unless the exhibits have been specifically incorporated by reference.
     Written requests for copies should be directed to Susan Munhall, Investor Relations, Hudson City Bancorp, Inc., West 80 Century Road, Paramus, New Jersey 07652. Telephone requests for copies should be directed to (201) 967-1900.
     You should rely only upon the information provided in this prospectus, or incorporated in this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference is accurate as of any date other than the date indicated on the front cover of the applicable document.

DESCRIPTION OF SECURITIES
     We may issue from time to time, in one or more offerings, the following securities:
•	common stock;

•	preferred stock;

•	debt securities;

•	capital securities;

•	guarantees;

•	warrants;

•	rights; or

•	units.
     We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, capital securities, guarantees, warrants, rights or units that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.
LEGALITY
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Sonnenschein Nath & Rosenthal LLP, Two World Financial Center, New York, New York 10281. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
     The consolidated financial statements of Hudson City as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee	$	*
Trustee fees and expenses		**
Printing expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency fees		**
Miscellaneous		**

TOTAL	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of the registration fee for the securities registered pursuant to this Registration Statement.

**	Estimated expenses not presently known.
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similar indemnity is authorized for any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, provided that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person, and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

     Article IX of the Registrant’s Amended and Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL.
     Article X of the Registrant’s Amended and Restated Certificate of Incorporation requires the Registrant, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Registrant, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Registrant, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director or officer of another corporation or enterprise at the written request of the Registrant. In addition, Article X of the Registrant’s Amended and Restated Certificate of Incorporation authorizes the Registrant to enter into individual indemnification contracts with directors and officers.
     Article X also empowers the Registrant to purchase and maintain insurance to protect itself and any person who is, was or has agreed to serve as a director or officer of the Registrant or who is, was or has agreed to serve as a director or officer of another corporation or enterprise at the request of the Registrant, against any liability, regardless of whether the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Amended and Restated Certificate of Incorporation. The Registrant currently maintains directors’ and officers’ liability insurance consistent with the provisions of its Amended and Restated Certificate of Incorporation.
     The Registrant has entered into employment agreements with two of its executive officers, to provide insurance coverage and indemnification to the maximum extent permitted by law against any costs, liabilities, losses and exposures for acts or omissions in connection with service as an executive officer of the Registrant.
Item 16. Exhibits.
     The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

EXHIBIT	DESCRIPTION

1	Underwriting Agreement (1)
3.1	Amended and Restated Certificate of Incorporation of Hudson City Bancorp, Inc. (2)
3.2	Amended and Restated Bylaws of Hudson City Bancorp, Inc. (2)
5	Opinion of Sonnenschein Nath & Rosenthal LLP (2)
8	Opinion re: Tax Matters (1)
12	Statements re: Computation of Ratios (1)
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (2)
23.2	Consent of Sonnenschein Nath & Rosenthal LLP (included in Exhibit 5 to this Registration statement)
24	Power of Attorney (included in the signature pages to this Registration Statement)

(1)	To be filed subsequently on Form 8-K or by a post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

(2)	Filed herewith.

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that:
(A)	Paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of the registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by any of the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on December 16, 2009.

Hudson City Bancorp, Inc.
/s/ Ronald E. Hermance, Jr.
Ronald E. Hermance, Jr.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald E. Hermance, Jr., Denis J. Salamone and James C. Kranz, and each of them individually, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ronald E. Hermance, Jr. Ronald E. Hermance, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 16, 2009
/s/ Denis J. Salamone Denis J. Salamone	Senior Executive Vice President and Chief Operating Officer (Principal Accounting Officer)	December 16, 2009
/s/ James C. Kranz James C. Kranz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2009
/s/ Michael W. Azzara Michael W. Azzara	Director	December 16, 2009
/s/ William G. Bardel William G. Bardel	Director	December 16, 2009

Name	Title	Date
/s/ Scott A. Belair Scott A. Belair	Director	December 16, 2009
/s/ Victoria H. Bruni Victoria H. Bruni	Director	December 16, 2009
/s/ William J. Cosgrove William J. Cosgrove	Director	December 16, 2009
/s/ Donald O. Quest, M.D. Donald O. Quest, M.D.	Director	December 16, 2009
/s/ Joseph G. Sponholz Joseph G. Sponholz	Director	December 16, 2009